UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2023

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street, Suite 401 Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 272-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2023, Scott Myers resigned as a member of the board of directors (the “Board”) of Viridian Therapeutics, Inc. (the “Company”), effective immediately. Mr. Myers’ departure was not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 1, 2023, the Board adopted the Third Amended and Restated Bylaws of the Company (the “Bylaws”). The Bylaws, among other things, modify the notice period required to call a special meeting of the Board.

The foregoing summary of the changes effected by the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Third Amended and Restated Bylaws of the Company, effective as of November 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viridian Therapeutics, Inc.

Date: November 2, 2023	By:	/s/ Stephen Mahoney
Stephen Mahoney
President and Chief Executive Officer